UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

     GLOBAL DIVERSIFIED FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York	000-30455	13-4015586
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Effective August 11, 2016, Ceres Managed Futures LLC (the “General Partner”), the general partner of Global Diversified Futures Fund L.P. (the “Registrant”), and the Registrant have entered into a management agreement, dated as of August 11, 2016 (the “Management Agreement”), with PGR Capital LLP, a United Kingdom limited liability partnership (“PGR”), pursuant to which PGR shall manage the portion of the Registrant’s assets allocated to it.
Pursuant to the Management Agreement, the Registrant will pay PGR a monthly management fee equal to 1.0% per year of the month-end net assets allocated to PGR.  PGR will also receive a quarterly incentive fee equal to 20% of new trading profits (as defined in the attached Management Agreement) earned by PGR in each calendar quarter.
The Management Agreement will expire on August 11, 2017.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.
The Management Agreement is filed herewith as Exhibit 10.3.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.3	Management Agreement dated August 11, 2016, by and among the Registrant, the General Partner and PGR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  August 16, 2016